Exhibit 99.1
Approved by Board of Directors on November 16, 2006
INDEPENDENT BANK CORP. AND
ROCKLAND TRUST COMPANY
CODE OF ETHICS

Basic Principle
     All representatives of Independent Bank Corp., Rockland Trust Company, and any of their affiliated companies have an affirmative obligation at all times to be honest, to act in good faith, to comply with the letter and spirit of all applicable laws, rules, and regulations, and to otherwise be alert to their ethical and legal responsibilities.
Scope
     This Code of Ethics has been adopted by the Boards of Directors of both Independent Bank Corp. and Rockland Trust Company (the “Bank”) as a formal statement of policy. This Code of Ethics applies to all directors, officers, employees, attorneys, and agents of Independent Bank Corp., the Bank, and any of their affiliated companies (hereinafter collectively referred to as “Company Representatives”). It is intended to assure that Company Representatives adhere to a high standard of business conduct and integrity in their dealings with the Company’s customers, suppliers, business associates, competitors, and others on the Company’s behalf.
     No code of ethics can anticipate or define all conduct that would be dishonest or unethical. It is expected, nevertheless, that Company Representatives shall at all times in conducting the business of the Company adhere to the spirit and intent of this Code of Ethics and the various laws, rules, and regulations which apply to the Company.
Penalties for Violations
     Any breach of this Code of Ethics will be considered grounds for appropriate disciplinary action up to and including, for willful, intentional, or repeated violations, termination of employment, removal from the Board, or termination of engagement, as applicable, to officers and employees, Board members and attorneys and other agents respectively. Penalties for lesser violations may include a written warning, reprimand or censure, suspension, fine, reduction of authority, title, or compensation, reassignment, or other adverse action. Grounds for disciplinary action include failure to promptly report a known or reasonably suspected violation, failure to cooperate in internal investigations of apparent or suspected violations, and, retaliation against anyone who reports a known or reasonably suspected violation of this Code of Ethics. Certain violations of this Code of Ethics may also constitute violations of law that could subject the Company and/or the individual responsible to criminal penalties, regulatory sanctions, and/or civil liability.
Waiver Request Procedure
     Extraordinary circumstances may justify an act or conduct which would otherwise be prohibited by the letter and intent of this Code of Ethics. A waiver of any of the prohibitions or requirements contained herein may only be granted by the Board of Directors or the Executive Committee of the Board (hereinafter collectively referred to as the “Company Board”). In connection with any request for waiver, (1) full disclosure of all relevant information concerning the proposed act or conduct shall be submitted in advance to the Company Board; and (2) any waiver granted shall be limited to the specific situation disclosed to the Company Board and shall not extend to any other act, conduct, or person. Any waiver granted to the Company’s Chief Executive Officer, Chief Financial Officer, or any director or individual listed in the Company’s Proxy Statement as an executive officer of the Company will be promptly disclosed to the extent and as required by law.
Conflicts of Interest
     No Company Representative exercising any authority in relation to any transaction on behalf of the Company shall have any financial interest, direct or indirect, in such transaction, or in any other person, corporation, trust or other legal or business entity which is a party to or a participant in such transaction. A Company Representative shall not commence or continue any relationship with outsiders that might, even by implication, cause embarrassment or create the appearance of a conflict of interests or impropriety or that might adversely affect the Company’s interest, public image, or good name. Specifically,
1.	No Company Representative may approve or issue a loan to an individual related to himself or herself by blood or marriage.
2.	No Company Representative may receive a loan on preferential terms or other than as permitted by Company Policy.
3.	No Company officer or employee may receive compensation for service as a fiduciary or co-fiduciary under any trusts, wills or other fiduciary or customer accounts held or serviced by the Company. Any appointments must be made in the name of the Company. Subject to prior approval by the Trust Committee, family relationships, whether by blood or marriage, may be exempted from these fiduciary restrictions.
4.	Except with prior Company authorization, Company employees and officers shall not sign on any customer’s deposit account, have access to customers’ safe deposit boxes, or otherwise represent customers. This does not, however, preclude a Company officer or employee from signing on a customer’s account on behalf of the Company, as when needed to perfect a security interest, accomplish a collateral pledge, or to otherwise protect the Company’s interests; or, when acting in any ownership capacity, or because of a close family relationship with the customer, or as an officer or other authorized representative on behalf of a recognized nonprofit organization.
5.	No Company Representative shall use or disclose confidential Company or customer information (“Inside Information”) in any manner that will result in “personal gain” for him or her or for any third party. Company Representatives shall comply with the Company’s Policy to Prevent Insider Trading that addresses, among other things, prohibitions against the use of material nonpublic information with respect to the stocks of publicly traded companies, including the stock of Independent Bank Corp.

In any situation where a potential conflict of interest may exist, including any which may have been inadvertently initiated due to either business or personal relationships, the Company Representative involved shall immediately make full disclosure of the relevant facts and circumstances to, as applicable, his or her immediate supervisor, the Company’s Director of Human Resources, and the Company’s General Counsel.
Bank Bribery Act Prohibitions: No Acceptance or Solicitation of Gifts and Other Favors
General Prohibitions
     No Company Representative shall:
1.	Solicit for himself or herself or for a third party (other than the Company), anything of value from anyone in return for any business, service, extension of credit, or confidential information of the Company, or
2.	Accept anything of value from anyone in connection with the business of the Company, either before or after a transaction is discussed or consummated.
The following prohibitions and requirements have been designed to protect Company Representatives from undue influence and to avoid violations of federal and state bribery laws.
     The following conduct is not acceptable and is prohibited by this Code of Ethics:
1.	Without prior Company authorization, no Company Representative may accept from any person or entity doing business or seeking to do business with the Company any gift or benefit which has a value in excess of $250.
2.	Gifts of cash or securities may never be accepted from any person or entity doing business or seeking to do business with the Company under any circumstances.
3.	Any item sold to a Company employee, officer, or director at a discount not available to the general public or at a price less than 95% of the current market value, shall be considered a gift to the extent the value exceeds the amount paid. This does not preclude purchase of items at a discount that is offered to certain segments of the community that may include Company Representatives.
4.	Company Representatives are not permitted to borrow from customers or suppliers, except those engaged in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment as to interest rates, collateral security, repayment terms or otherwise. This prohibition, however, does not preclude a Company Representative from borrowing from a personal relative.

Exceptions
     The Company recognizes that customers and others (e.g. vendors) who do business with the Company may on occasion be motivated to make gifts or provide items of value to Company Representatives by particular relationships, considerations or circumstances and not to secure corrupt advantage in business dealings with the Company. Gifts of any amount may never be solicited and, in all cases, the giving of gifts should be politely discouraged. However, the Company has determined that “things of value” may be accepted by Company Representatives in the following circumstances without violating this Code of Ethics:
1.	Acceptance of gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between the parents, children, or spouses of Company Representatives) where the circumstances make it clear that it is those relationships, rather than the business of the Company, which are motivating factors.
2.	Acceptance of meals, refreshments, entertainment, accommodations or travel arrangements, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide Company business discussions or to foster better business relations with the Company, provided that the expense would be paid for by the Company as a reasonable business expense under the Company’s applicable business expense policy if not paid for by another party.
3.	Acceptance of tickets to a sporting or other entertainment event, so long as the total value of the tickets does not exceed $500.
4.	Acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities of Company Representatives, such as home mortgage loans, except where prohibited by law.
5.	Acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items.
6.	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers who are unrelated to the Company.
7.	Acceptance of gifts with a value of $250 or less that are related to a specific commonly recognized event or occasion, such as a promotion, new job, wedding, retirement, holiday or birthday.
8.	Acceptance of civic, charitable, educational, or religious organization awards for recognition of service and accomplishment.

Any gift or other benefit which may have a value in excess of the limits specified above must be reported in writing to the Company’s Director of Human Resources, who will maintain a record of all such items. Multiple gifts or other benefits to any Company Representative or to any member of his or her family during any 6-month period shall be cumulated for determination of compliance with these prohibitions and exceptions.
Confidential Company Information
     No Company Representative will release or disclose any confidential and/or proprietary information regarding the Company to third parties or the public except as may be authorized by the Company or required by law. Company Representatives shall use great care not to discuss Company business in any place or manner that risks unauthorized disclosure.
Confidentiality of Customer Information
     All relationships between the Company and its customers are strictly confidential. No information regarding a customer may be disclosed to anyone without prior Company authorization except as expressly authorized by the customer or required by law.
     All customer information obtained by any Company Representative in the course of his or her duties shall be treated as confidential. Even the fact that a person is a Company customer is confidential and shall be treated as such. No Company Representative may disclose to any person outside the Company any customer information that has been obtained during the course or as a result of his or her employment or position at the Company, except as may be required in connection with the performance of his or her Company duties. This policy extends to the disclosure or use of such information, to or by family members and close friends. Particular care must be taken to avoid inadvertent disclosure of confidential customer and Company information through conversation in public and common areas (such as elevators, lobbies, corridors, restrooms, parking lots, buses, trains, restaurants, etc.) or discussions with spouses, relatives, and friends, whether at home, at cocktail or dinner parties, or at other social gatherings.
     Anyone at the Company who becomes aware of any improper disclosure, whether or not inadvertent, shall immediately bring the circumstances to the attention of the Company’s Information Security Director and the Company’s General Counsel.
Outside Activities
     No Company employee or officer shall have an outside interest which will materially encroach on the time which should be devoted to his or her duties, adversely affect his or her work at the Company, compete with any of the Company’s business activities, or adversely affect the good name or reputation of the Company.
     No employee or officer may accept a position as an officer or director of any company or become a member of a business partnership without the prior written approval of the Company’s Director of Human Resources.

     No Company director, officer or employee shall hold or accept a position as director, officer or employee of any financial institution, financial institution holding company, insurance company, broker or agency, securities broker-dealer, investment adviser, or other provider of financial, fiduciary, investment, or insurance services that is not directly or indirectly owned or controlled by or under contract with the Company without prior approval of the Company Board.
     Company Representatives are encouraged to take part in charitable, educational, or civic activities as long as such activities do not conflict with their Company duties. Written permission is not required to serve as an officer or director of a nonprofit organization.
     Company Representatives are encouraged to keep themselves well informed concerning political issues and to take an active interest therein. However, in all cases Company Representatives participating in political activities do so as individuals and not as representatives of the Company. Company Representatives shall include an appropriate disclaimer in any public statements and articles made or published under circumstances where they could otherwise be mistaken as being made or written for or on behalf of the Company.
Investments
     Prior written approval of the Company Board is required before any employee or officer may invest in the stock or business of a customer, borrower, guarantor, or supplier of the Company. Investments in stock in publicly traded companies are excluded from this prohibition. Company directors, officers and employees shall disclose to the Company whenever any company, partnership, business entity, or nonprofit organization in which they hold a position as director, officer or owner applies for or seeks to establish any loan, contract, deposit, trust or other business relationship with the Company.
     Commissions paid to brokers by or through the Company to purchase or sell securities for the Company or for customers must never be used to obtain special concessions from brokerage firms for personal benefit. Company Representatives shall not solicit or accept benefits of any kind from brokers or other third party service providers doing business with or on behalf of the Company or its trust or investment accounts except in conformity with this Code of Ethics.
     Customer information that is not available to the general public must never be used for personal investment decisions. Please refer to the Company’s Policy to Prevent Insider Trading for more information on this restriction.
Use of Company Funds or Property
     All Company Representatives are responsible for the proper use of the funds and property of the Company. Company Representatives are prohibited from using, spending, or disposing of Company funds or property for their personal benefit or for a purpose that is contrary to ethical business practices.

Gifts to Public Officials
     State and federal laws prohibit anyone, other than as provided by law for the proper discharge of official duty, from directly or indirectly giving, offering, or promising anything of “substantial value” to any federal, state, or municipal employee. Any entertainment or gifts provided to a public official costing in excess of $50 have, in the past, been deemed by the Massachusetts Ethics Commission to be something of “substantial value.”
     The policy of the Company regarding gifts offered or made, or expenses incurred, in connection with activities involving public officials is as follows:
1.	No gift or entertainment costing in excess of $50 may be given or offered to any public official by or on behalf of any Company Representative.
2.	Entertainment provided to a public official and a guest of that official will be considered as provided to the public official and aggregated for purposes of determining compliance within the $50 limitation. (Example: two dinners for a public official and a guest of the public official at $15 each would be permitted but would not be permitted at $30 each.)
3.	Multiple gifts given by or on behalf of any one or more Company Representatives to the same public official in close proximity to each other, as part of a pattern or for the same occasion will be cumulated in order to determine compliance with this limit. (Example: A lunch every week would not be permitted since it would establish a pattern of expenses, which would exceed $50.)
4.	All gifts to public officials must be reported immediately to the Company General Counsel and to the Municipal Services Officer so that control may be exercised over giving by multiple Company Representatives to the same public official.
5.	Any loan given by the Company to any public official for his or her personal use must be on the same general terms and conditions as are offered to the general public.
Non-Discrimination
     It is the policy of the Company not to discriminate against any person on the basis of race, color, religious creed, national origin, ancestry, sex, age, physical handicap or disability status, status as a Vietnam Era disabled veteran or other qualified veteran, marital status, or sexual preference. Each Company Representative shall conduct himself or herself on behalf of the Company at all times in accordance with such policy.

Financial Reporting and Disclosure
     All Company employees and officers are responsible for full, fair, accurate, timely, complete and understandable financial reporting and disclosure in the periodic reports filed with the Securities and Exchange Commission regarding any Company matters within their areas of responsibility. Company Representatives are prohibited from making any false entries and from knowingly taking any action that results in the making of a false entry in the books, records, and financial accounting information of the Company. Company employees and officers shall promptly bring to the attention of their immediate supervisor any information that may materially affect the Company’s financial reporting and disclosure.
     The Chief Executive Officer and the Chief Financial Officer shall promptly bring to the attention of the Audit Committee of the Board of Directors (the “Audit Committee”) any information they may have concerning: significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to accurately and timely record, process, summarize, and report financial data; or, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures, or internal controls.
Protection of Employees Who Provide Evidence of Financial Fraud
     Officers or employees of the Company may not be discharged, demoted, suspended, threatened, harassed, or in any other manner discriminated against in the terms or conditions of employment because of any lawful act done by the employee or officer to provide information or assist in an investigation regarding any misconduct that the employee or officer reasonably believes constitutes financial fraud including, but not limited to, intentional misstatements or omissions in the financial statements of the Company, intentional misstatements or omissions in the financial information which is used in preparing the financial statements of the Company, or other misconduct which involves improper accounting or auditing matters.
Procedures for Employees to Provide Evidence of Financial Fraud
     When an employee or officer reasonably believes he or she has evidence of financial fraud, the employee or officer should send a written statement (a “Fraud Allegation”) describing his/her concerns through the internal mail system in a sealed envelope addressed to the Director of Internal Audit. The Director of Internal Audit shall keep a log of any Fraud Allegations received. If the Fraud Allegation asserts evidence of financial fraud of an unspecified amount or involving $100,000 or less, the Director of Internal Audit shall notify either the Company Board or the Audit Committee at its next regularly scheduled meeting (whichever comes first) that a Fraud Allegation has been received, conduct an investigation of the Fraud Allegation within thirty (30) days and submit a written report to either the Company Board or the Audit Committee about the Fraud Allegation at its next regularly scheduled meeting following completion of the report (whichever comes first). If the Fraud Allegation asserts evidence of financial fraud involving an amount greater than $100,000, the Director of Internal Audit shall immediately notify the Audit Committee which shall promptly determine the appropriate course of action.

Requirement of Candor in Dealing with Auditors, Examiners and Legal Counsel
     All employees, officers, and directors are required to respond honestly and candidly when dealing with the Company’s independent and internal auditors, regulatory examiners, and attorneys.
Obligation to Report Changed Personal Circumstances
     Company Representatives shall notify, as applicable, his or her immediate supervisor, the Company’s Director of Human Resources, and the Company’s General Counsel reasonably in advance if possible and, in any event as promptly as possible, of any change in personal circumstances, including any appointments, arrests, indictments, convictions, bankruptcy filings, law suits, verdicts, judgments or regulatory proceedings in which they personally or any of their related business interests or family members may be involved, that may adversely affect their continued eligibility or suitability to hold a position as director, officer, employee, agent, or attorney of the Company.
Obligation to Report Violations of Code of Ethics
     All Company Representatives are responsible for compliance with this Code of Ethics. Any Company Representative who becomes aware of any conduct or event which appears to be in violation of this Code of Ethics shall report the circumstances as soon as possible to the Company’s General Counsel or Director of Internal Audit. The identity of any person who reports such concerns shall be kept confidential to the extent practicable. All such reports shall be investigated and disciplinary or other action will be taken where appropriate.
     The Audit Committee will be notified of any reported violations of this Code of Ethics at its next regularly scheduled meeting, and shall note in its minutes any violations reported.
Training
     All Company Representatives are required to be familiar with all applicable provisions of this Code of Ethics. The Company’s Director of Human Resources shall be responsible for providing periodic training to Company officers and employees regarding their obligations under and the requirements and prohibitions contained in this Code of Ethics and any amendments that may be adopted in the future.
Amendments
     The Company’s General Counsel shall be responsible for recommending to the Company Board amendments to this Code of Ethics that may be appropriate to reflect future changes in law and regulations and in the character, structure, and scope of the Company’s business operations.

Audit Coverage; Acknowledgements; Record-Keeping
     The Internal Audit Department of the Company shall periodically take steps to verify that Company Representatives are adhering to this Code of Ethics.
     Company Directors shall be deemed to have acknowledged this Code of Ethics by voting to approve it. Any Company Director who does not vote in favor of this Code of Ethics when it is presented to the Board for approval, and any Company Director who joins the Board after this Code of Ethics was last approved, will be required to sign a separate written acknowledgment of this Code of Ethics. The Clerk of the Company shall be responsible for record-keeping with respect to acknowledgments of this Code of Ethics and any subsequent amendments by Company Directors, whether by vote or separate written acknowledgment.
     The Human Resources Department of the Company shall be responsible for obtaining acknowledgments of this Code of Ethics, and any subsequent amendments hereto, from Company officers and employees and may do so by written or electronic acknowledgment or any other reasonable means. The Human Resources Department shall be responsible for record-keeping with respect to acknowledgments of this Code of Ethics and any amendments hereto by Company officers and employees.
     The General Counsel shall be responsible for obtaining signed acknowledgments of this Code of Ethics and any amendments thereto from agents and attorneys of the Company. The General Counsel shall be responsible for record-keeping with respect to acknowledgements by agents and attorneys of the Company.
Advice & Interpretations
     Company Representatives may direct any inquiries or requests for interpretations of this Code of Ethics to the Company’s Director of Human Resources or the Company’s General Counsel. To the extent consistent with the requirements of this Code of Ethics, the identities of persons making such inquiries shall be kept confidential.